Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/28/17	10/29/16
Sales	$393,205	$376,579
Cost of sales	238,253	227,195
Gross profit	154,952	149,384
Selling, general and administrative expense	120,683	115,526
Operating income	34,269	33,858
Interest expense	160	117
Interest income	376	234
Other income (expense), net	(926)	(969)
Income before income taxes	33,559	33,006
Income tax expense	10,353	11,901
Net income	23,206	21,105
Net income attributable to noncontrolling interests	(310)	(272)
Net income attributable to La-Z-Boy Incorporated	$22,896	$20,833

Basic weighted average common shares	47,964	49,153
Basic net income attributable to La-Z-Boy Incorporated per share	$0.47	$0.42

Diluted weighted average common shares	48,297	49,511
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.47	$0.42

Dividends declared per share	$0.11	$0.10

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/28/17	10/29/16
Sales	$750,284	$717,362
Cost of sales	456,229	433,757
Gross profit	294,055	283,605
Selling, general and administrative expense	243,488	227,289
Operating income	50,567	56,316
Interest expense	317	232
Interest income	719	438
Gain on conversion of investment	2,204	—
Other income (expense), net	(1,381)	(1,731)
Income before income taxes	51,792	54,791
Income tax expense	16,842	19,678
Net income	34,950	35,113
Net income attributable to noncontrolling interests	(403)	(474)
Net income attributable to La-Z-Boy Incorporated	$34,547	$34,639

Basic weighted average common shares	48,160	49,129
Basic net income attributable to La-Z-Boy Incorporated per share	$0.71	$0.70

Diluted weighted average common shares	48,537	49,554
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.71	$0.70

Dividends declared per share	$0.22	$0.20

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	10/28/17	4/29/17
Current assets
Cash and equivalents	$122,345	$141,860
Restricted cash	2,352	8,999
Receivables, net of allowance of $2,656 at 10/28/17 and $2,563 at 4/29/17	145,167	150,846
Inventories, net	180,050	175,114
Other current assets	46,201	40,603
Total current assets	496,115	517,422
Property, plant and equipment, net	171,510	169,132
Goodwill	74,646	74,245
Other intangible assets, net	17,984	18,489
Deferred income taxes – long-term	40,097	40,131
Other long-term assets, net	81,191	69,436
Total assets	$881,543	$888,855

Current liabilities
Current portion of long-term debt	$238	$219
Accounts payable	53,426	51,282
Accrued expenses and other current liabilities	133,257	147,175
Total current liabilities	186,921	198,676
Long-term debt	314	296
Other long-term liabilities	89,950	88,778
Contingencies and commitments
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 47,540 outstanding at 10/28/17 and 48,472 outstanding at 4/29/17	47,540	48,472
Capital in excess of par value	295,891	289,632
Retained earnings	279,344	284,698
Accumulated other comprehensive loss	(30,511)	(32,883)
Total La-Z-Boy Incorporated shareholders’ equity	592,264	589,919
Noncontrolling interests	12,094	11,186
Total equity	604,358	601,105
Total liabilities and equity	$881,543	$888,855

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/28/17	10/29/16
Cash flows from operating activities
Net income	$34,950	$35,113
Adjustments to reconcile net income to cash provided by (used for) operating activities
Gain on disposal of assets	(1,884)	(62)
Gain on conversion of investment	(2,204)	—
Deferred income tax expense	(403)	1,089
Provision for doubtful accounts	74	(18)
Depreciation and amortization	15,869	13,999
Equity-based compensation expense	6,410	5,880
Pension plan contributions	(2,000)	(2,300)
Change in receivables	6,165	784
Change in inventories	(4,096)	(3,747)
Change in other assets	(7,935)	(1,806)
Change in payables	2,136	1,549
Change in other liabilities	4,142	3,622
Net cash provided by operating activities	51,224	54,103

Cash flows from investing activities
Proceeds from disposals of assets	608	143
Proceeds from property insurance	1,485	—
Capital expenditures	(16,372)	(10,226)
Purchases of investments	(18,507)	(17,814)
Proceeds from sales of investments	11,529	9,757
Acquisitions, net of cash acquired	(15,879)	(15,997)
Net cash used for investing activities	(37,136)	(34,137)

Cash flows from financing activities
Payments on debt	(131)	(156)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	356	1,371
Excess tax benefit on stock option exercises	—	1,826
Purchases of common stock	(30,692)	(19,766)
Dividends paid	(10,648)	(9,869)
Net cash used for financing activities	(41,115)	(26,594)

Effect of exchange rate changes on cash and equivalents	865	(149)
Change in cash, cash equivalents and restricted cash	(26,162)	(6,777)
Cash, cash equivalents and restricted cash at beginning of period	150,859	121,335
Cash, cash equivalents and restricted cash at end of period	$124,697	$114,558

Supplemental disclosure of non-cash investing activities capital expenditures included in payables	$1,631	$681

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/28/17	10/29/16	10/28/17	10/29/16
Sales
Upholstery segment:
Sales to external customers	$251,741	$244,898	$476,555	$468,707
Intersegment sales	53,020	50,891	102,613	94,498
Upholstery segment sales	304,761	295,789	579,168	563,205

Casegoods segment:
Sales to external customers	23,915	23,567	44,934	44,152
Intersegment sales	4,150	2,321	8,641	6,774
Casegoods segment sales	28,065	25,888	53,575	50,926

Retail segment sales	116,737	107,365	227,253	203,085

Corporate and Other:
Sales to external customers	812	749	1,542	1,418
Intersegment sales	2,091	1,563	4,021	2,773
Corporate and Other sales	2,903	2,312	5,563	4,191

Eliminations	(59,261)	(54,775)	(115,275)	(104,045)
Consolidated sales	$393,205	$376,579	$750,284	$717,362

Operating Income (Loss)
Upholstery segment	$33,424	$38,220	$56,723	$68,719
Casegoods segment	3,302	2,847	6,041	4,994
Retail segment	3,903	3,007	5,670	5,190
Corporate and Other	(6,360)	(10,216)	(17,867)	(22,587)
Consolidated operating income	$34,269	$33,858	$50,567	$56,316